EXHIBIT 10

                           FIRST AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT
                               -------------------

                  FIRST AMENDMENT AND WAIVER, dated as of September 14, 2001, to the Credit Agreement referred to below (this "Amendment") among Agway, Inc., a Delaware corporation, Feed Commodities International LLC, a Delaware limited liability company, Brubaker Agronomic Consulting Service LLC, a Delaware limited liability company, Agway General Agency, Inc., a New York corporation, Country Best Adams, LLC, a Delaware limited liability company, Country Best-DeBerry LLC, a Delaware limited liability company, Agway Energy Products LLC, a Delaware limited liability company ("AEP"), Agway Energy Services-PA, Inc., a Delaware corporation, and Agway Energy Services, Inc., a Delaware corporation, (the foregoing entities are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, Borrowers, the other Credit Parties signatory thereto, Agent, and Lenders signatory thereto are parties to that certain Credit Agreement, dated as of March 28, 2001 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Agent and Lenders have agreed to amend and waive certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       Definitions.  Capitalized terms not otherwise defined
                           -----------
herein shall have the meanings ascribed to them in the Credit Agreement or Annex
                                                                           -----
A thereto.
-

                  2.       Waiver. The parties hereto acknowledge that Borrowers
                           ------
failed to comply with the following covenants set forth in Section 6.10 and Annex G of the Credit Agreement for the period commencing December 23, 2000 and ending June 30, 2001:


                          (a)  the Minimum Fixed Charge Coverage Ratio;

                          (b)  Minimum EBITDA (Agway Operations);

                          (c)  Minimum EBITDA (Country Products); and

                          (d)  Minimum Senior Interest Coverage Ratio.

                  Agent and Lenders hereby waive as of the Amendment Effective Date all Events of Default arising solely from Borrowers' failure to comply with such covenants for the period commencing December 23, 2000 and ending June 30, 2001 based on the preliminary financial statements delivered to Agent and Lenders on August 8, 2001.

                  3.  Section 1.4 of the Credit  Agreement is hereby  amended as
                      -----------
of the Amendment Effective Date by deleting in clause (D) the phrase "Four Hundred and Forty Million Dollars ($440,000,000)" and inserting in lieu thereof "Four Hundred and Fifty Five Million Dollars ($455,000,000)".

                  4.  Section 1.5(a)  of the Credit  Agreement is hereby amended
                      -------------
as of the Amendment Effective Date by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

                  "(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum:

                  The Applicable Margins are as follows:

                           Applicable Revolver Index Margin            2.00%

                           Applicable Revolver LIBOR Margin            3.50%

                           Applicable L/C Margin                       3.50%

                           Applicable Unused Line Fee Margin           0.375%"

                  5.  Section 1.6 of the Credit Agreement  is hereby  amended by
                      -----------
(i) deleting the word "or" that appears immediately prior to clause (t) thereof, and (ii) inserting the following new clause (u) in appropriate order thereto to read as follows:

                  "; or (u) that is owned by Country Best-DeBerry LLC."

                  6.  Section 1.7 of the Credit Agreement  is hereby  amended by
                      -----------
(i) deleting the word "or" that appears immediately prior to clause p thereof and (ii) inserting the following new clause (q) in appropriate order thereto to read as follows:

                  "; or (q) that is owned by Country Best-DeBerry LLC."

                  7.   Section 3 of the Credit Agreement is hereby amended as of
                       ---------
the Amendment Effective Date by inserting the following new Section 3.27 in the appropriate order:


                  "3.27  Telmark  Stock.  None of the  Stock of  Telmark  LLC is
                         --------------
                  subject to any Liens or encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens or encumbrances against such Stock."

                  8. Section 5.11 of the Credit  Agreement is hereby  amended as
                     ------------
of the Amendment Effective Date by deleting such section in its entirety and inserting in lieu thereof the following new section:

                  "Section 5.11  Subordinated  Indebtedness and Preferred Stock.
                   ------------------------------------------------------------
                  Borrowers  shall  have  at  the  following  times  outstanding
                  Preferred Stock, Subordinated Debt and outstanding notes under the Milford Note Program no less than, in the aggregate principal amount, (i) Four Hundred Sixty Five Million Dollars ($465,000,000) for the period February 1 through October 31 of any Fiscal Year, (ii) Four Hundred Fifty Five Million Dollars ($455,000,000) for the period November 1 through December 31 of any Fiscal Year; and (iii) Four Hundred Sixty Million Dollars ($460,000,000) for the period January 1, through January 31 of any Fiscal Year."

                  9.  Section 5  of the Credit Agreement is hereby amended as of
                      ---------
Amendment Effective Date by inserting the following new Section 5.15 in the appropriate order:


                  "Section 5.15     Notes Receivable
                   ---------------------------------
                           Borrowers  shall make available to Agent originals of
                  all notes receivable executed and delivered by growers and Account Debtors to Borrowers as of the Amendment Effective Date for purposes of allowing Agent to legend such notes identifying Agent, on behalf of itself and Lenders, as the lienholder of such notes. Borrowers shall include, on each such note delivered to it after the Amendment Effective Date the following legend:

                  "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders." Agent shall have the right, from time to time during Borrowers' normal business hours to visit the premises of the Borrowers and to make on-site audits, to review such notes and the Borrowers' records relating thereto for the purpose of verifying Borrowers' compliance with their obligations under this Section 5.15, provided that, if no Default or Event of Default has occurred, such on-site audits shall be limited to twice a year. Upon the occurrence and continuation of an Event of Default, Borrowers, upon Agent's request, shall deliver all such notes receivable to Agent."

                  10.  Section 5 of the Credit  Agreement  is hereby  amended as
                       ---------
of the Amendment Effective Date by inserting the following new Sections 5.16 and 5.17 in the appropriate order:

                  "5.16  Registration,   Use,  Maintenance,   Identification  of
                         -------------------------------------------------------
                   Vehicles.  AEP shall use and operate its Vehicles in a manner
                   --------
                  and in such locations as is in compliance with AEP's established policies as of the Closing Date, with such subsequent changes thereto as would not result in a material adverse change in the value, or enforceability of, or any change in the priority of, Agent's Liens on the Vehicles subject to the Vehicle Collateral Agreement (the "Vehicle Collateral"). AEP at its own expense shall keep, maintain, service, repair, overhaul and furnish all parts, replacements, mechanisms, devices and servicing required for each of its Vehicles, (or cause the same to be done), in compliance with AEP's established policies as of the Closing Date, with such subsequent changes thereto as would not result in a material adverse change in the value or enforceability of, or any change in the priority of, Agent's Liens on the Vehicle Collateral. All such repairs, parts, mechanisms and devices shall immediately, without further act, become part of the Vehicle Collateral and subject to the security interests created pursuant to the Loan Documents. Any part added to a Vehicle in connection with any improvement, change, addition, or alteration shall immediately, without further act, become part of the Vehicle and subject to the security interests created pursuant to the Loan Documents.

                  5.17  Vehicle  Collateral;  Appraisals.  Upon the purchase and
                        --------------------------------
                  sale of Vehicles, AEP shall comply with the terms of the Vehicle Collateral Agreement. Agent, in its reasonable discretion, may require new appraisals of the Vehicles if there have occurred any of the events described in the definition of "Material Adverse Effect" or if there has occurred an Event of Default. AEP will cooperate with all reasonable requests and do all acts reasonably required by Agent and any Person employed by Agent as appraiser in order to assure the timely completion of such new appraisals.

                  11.  Section 6.8  of the Credit Agreement is hereby amended as
                       -----------
of the Amendment Effective Date by deleting clause (a) in its entirety and inserting in lieu thereof:

                  "(a) The sale of Inventory in the ordinary course of business and the sale of Vehicles in the ordinary course consistent with prior practices."

                  12.  Section 6.14 of the Credit Agreement is hereby amended as
                       ------------
of the Amendment Effective Date by deleting in clause (D) of the second proviso the phrase "Four Hundred and Forty Million Dollars" ($440,000,000) and inserting in lieu thereof "Four Hundred and Fifty Five Million Dollars ($455,000,000)".

                  13.  Section 6 of the Credit Agreement is hereby amended as of
                       ---------
the Amendment Effective Date by inserting the following new Section 6.21 in the appropriate order:


                  "6.21    Telmark Stock.  No  Credit Party or Telmark LLC shall
                           -------------
                  create, incur, assume or permit to exist any lien on   or with
                  respect to the Stock of the Telmark Entities."

                  14.  Section 8.1 of the Credit Agreement is hereby  amended as
of the Amendment Effective  Date by inserting the following new clause   (o) in
appropriate  order thereto to read as follows:

                  "(o) Telmark LLC fails or neglects to perform, keep or observe the negative pledge covenant set out in the side letter between Telmark LLC and the Agent, dated as of the date hereof.

                  15.  Annex A of  the  Credit Agreement is hereby amended as of
                       -------
the Amendment Effective Date by:

                (a) amending and restating each definition from Annex A to the Credit Agreement set forth on Schedule A attached hereto in its entirety to read as set forth on Schedule A attached hereto;

                (b) adding the following defined terms in the appropriate order:

                  `Deposit  Accounts' means all "deposit  accounts" as such term
                  ------------------
                  is defined in the Code, now or hereafter held in the name of any Credit Party.

                  "First Amendment' means this First Amendment and Waiver to the
                  -----------------
                  Credit Agreement, dated as of September __, 2001 among Agent, Lenders, Borrowers and the other Credit Parties signatory thereto.

                  `First  Amendment  Effective Date' has the meaning assigned to
                  ---------------------------------
                  the term "Amendment Effective Date" in the First Amendment.

                  `Letter-of-Credit  Rights'  means  letter-of-credit  rights as
                  --------------------------
                  such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

                  `Software' means all "software" as such term is defined in the
                  ----------
                  Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  `Supporting  Obligations' means all supporting  obligations as
                  ------------------------
                  such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

                  `Uniform  Commercial Code jurisdiction' means any jurisdiction
                  ---------------------------------------
                  that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

                  `Vehicles' means any motor vehicle, truck, automobile, tractor
                  ---------
                  or other type of vehicle owned by any Credit Party."

                  16.  Annex E  of  the  Credit  Agreement  is hereby amended by
                       -------
adding the following insert at the end of such Annex E:

                  "(p) To Agent, upon its request, and in any event no less frequently than 5 Business Days after the end of each Fiscal
                  Month, an updated report of all Vehicles owned by AEP, including a schedule of the vehicle identification numbers for such Vehicles and notations identifying any Vehicles acquired by AEP since the last such report was delivered to Agent."

                  17.  Annex A of the  Credit  Agreement  is hereby  amended  as
                       -------
of  the   Amendment Effective  Date  by deleting the definition of "Agricultural
Restructuring  Plan" and inserting in lieu thereof:

                           "Agricultural Restructuring Plan' means that certain
                  restructuring plan, dated November 17, 2000, as modified on June 26, 2001 and approved by the Board of Directors of Agway, as the same may be further amended or modified provided that prior to any such amendment or modification, Agent shall have consented to such proposed amendment or modification."

                 18. Annex E is hereby amended by adding the following insert at
                     -------
the end of clause (c):

                           "Additionally,  Borrowers  shall deliver on or before
                  January 31, 2002 month-by-month projections for Borrowers, on a consolidated and consolidating basis, for the period beginning on February 1, 2002 through March 31, 2004, which
                  (A) includes a statement of all of the material assumptions on which such projections are based, (B) includes monthly balance sheets, income statements and statements of cash flows, and
                  (C) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, represents management's good faith estimates of future financial performance based on historical performance), Capital Expenditures and Facilities"

                19.  Annex  G  of the  Credit  Agreement  is hereby  amended  as
                     --------
of the Amendment Effective Date by deleting such Annex in its entirety and replacing it with a new Annex G attached hereto as Exhibit A.
                                                   ----------
                20. Disclosure Schedule (5.1) is hereby amended and supplemented
                    -------------------
by inserting as an assumed name under Agway, Inc. (i) the trade name "Apex Bag Company" registered in the state of Ohio, (ii) the trade name "Central
Maine Feed" registered in the state of Maine, (iii) the trade name "Milford Fertilizer Company" registered in the states of Delaware, Maryland, New Jersey, Pennsylvania and Virginia, and (iv) the trade name "Agway Feed and Nutrition Company" registered in the states of New York and Pennsylvania.

                21. Amendment Fee. To  induce  Agent  and  Lenders to enter into
                    -------------
this Amendment, Borrowers hereby agree to pay Agent, for the ratable benefit of Lenders, an amendment fee in the amount of $300,000 in immediately available funds, payable on the Amendment Effective Date.

                22. Representations and Warranties.  To induce Agent and Lenders
                    ------------------------------
to enter into this Amendment, Borrowers make the following representations and warranties to Agent and Lenders:

               (a) The execution, delivery and performance of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the "Amended Credit Agreement"), by Borrowers: (a) are within each Borrower's organizational power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of any Borrower's charter or bylaws or equivalent organizational documents; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of any Borrower other than those in favor of Agent pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person.

               (b) This Amendment has been duly executed and delivered by or on behalf of Borrowers.

               (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Borrower and each of the other Credit Parties party thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (d) No Default has occurred and is continuing after giving effect to this Amendment.

               (e) No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (i) which challenges any Borrower's or, to the extent applicable, any other Credit Party's right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) except for items on Disclosure Schedule (3.13) or notifications sent to Agent since the Closing Date, which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. Except for items on Disclosure Schedule (3.13) or notifications sent to Agent since the Closing Date, to the knowledge of each Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

               (f) The representations and warranties of each Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          23.   Merger of Agway Financial Corporation, Agway Holdings, Inc., and
                ----------------------------------------------------------------
Milford Fertilizer Company LLC.
-------------------------------

          Notwithstanding anything to the contrary contained in the Credit Agreement, each of Agent, Lenders and Borrowers hereby acknowledges and agrees that Agway Holdings Inc. merged into Agway Financial Corporation, and thereafter, Agway Financial Corporation and Milford Fertilizer Company LLC have merged into Agway, Inc., with Agway, Inc. being the surviving entity. Commencing as of the Amendment Effective Date, all references to Agway Financial
Corporation, Agway Holdings Inc., and Milford Fertilizer Company LLC shall be deemed to refer to Agway, Inc.

           24.  Change of Fiscal Year; Fiscal Months.
                ------------------------------------

           Agent and Lenders hereby consent to each of Borrowers' change of (i) its fiscal year end to June 30, and (ii) its fiscal month and quarter ends to be calendar month ends. Disclosure Schedule (6.15) is hereby deleted in its entirety and replaced with a new Disclosure Schedule (6.15) attached hereto as Exhibit B.

           25. Consent.  Agent  and  Lenders  hereby  consent  to Agway,  Inc.'s
               -------
acquisition of the remaining twenty percent (20%) membership interest of Country Best - DeBerry LLC currently held by Mr. Curtis DeBerry, provided that the only consideration paid for such membership interests is (i) the forgiveness of the June 27, 2000 promissory note given by Curtis DeBerry to Agway, Inc. in the principal amount of $76,935.00 plus interest, which forgiveness Agent and
Lenders also hereby consent to provided that Curtis DeBerry has satisfied certain performance criteria described in Section 10.2 of the Membership Interest Purchase Agreement between Agway, Inc. and Curtis DeBerry, a draft of which has been provided to the Agent ("Membership Interest Purchase Agreement"), and (ii) the other consideration set forth in section 2.2 of the Membership Interest Purchase Agreement.

           26. No Other Amendments/Waivers.  Except as expressly amended herein,
               ---------------------------
the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

           27.  Outstanding Indebtedness;  Waiver of Claims.  Each  Borrower and
                -------------------------------------------
the other Credit Parties hereby acknowledges and agrees that as of September 13, 2001 the aggregate outstanding principal amount of the Revolving Loan is $19,702,940.16 and that such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrowers and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Amendment Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to the Agent's or any Lender's gross negligence or willful misconduct.

            28. Expenses.   Each  Borrower  and  the other Credit Parties hereby
                --------
reconfirms its respective obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement and pursuant to the GE Capital Fee Letter, to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

            29. Effectiveness.   This  Amendment  shall  become  effective as of
                -------------
September 14, 2001 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of Agent of each of the following conditions:

                    (a) Amendment. Agent shall have received six (6) original copies of this Amendment duly executed and delivered by Agent, the Requisite Lenders and Borrowers.

                    (b) Payment of Expenses. Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

                    (c) Agent shall have received a duly executed original of a vehicle collateral agreement, in form and substance satisfactory to Agent, in its sole discretion, executed by Agway Energy Products LLC, provided that certificates of title for all vehicles owned by such entities shall be delivered to LexisNexis Document Solutions Inc., the vehicle collateral agent under such agreement within five (5) Business Days of the Amendment Effective Date.

                    (d) Telmark Pledge Agreement. Agway, Inc. and Agent shall have entered into a pledge amendment, in form and substance satisfactory to Agent, in its sole discretion, providing for a pledge of all of the member interests of Telmark LLC held by Agway, Inc., and Agent shall have received duly endorsed certificates and member interest powers representing and relating to such interests pledged by Agway, Inc.

                    (e) First Amendment to Security Agreement. Agent shall have received a First Amendment to the Security Agreement, in form and substance satisfactory to Agent, in its sole discretion, executed and delivered by Borrowers and all Credit Parties.

                    (f) Telmark LLC Side Letter. Telmark LLC shall have entered into a side letter, in form and substance satisfactory to Agent, in its sole discretion, providing for, among other things, a negative pledge of all the membership interests of the Telmark Entities.

                    (g) Representations and Warranties. The representations and warranties of or on behalf of the Credit Parties in this Amendment shall be shall be true and correct on and as of the Amendment Effective Date.

           30. GOVERNING  LAW.  THIS   AMENDMENT  SHALL  BE  GOVERNED  BY,  AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           31. Counterparts.   This  Amendment  may  be  executed by the parties
               ------------
hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                         [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    BORROWERS

                                    AGWAY, INC.
                                    FEED COMMODITIES INTERNATIONAL LLC
                                    BRUBAKER AGRONOMIC CONSULTING SERVICE LLC
                                    COUNTRY BEST-DEBERRY LLC
                                    AGWAY ENERGY PRODUCTS LLC
                                    AGWAY ENERGY SERVICES-PA, INC.
                                    AGWAY ENERGY SERVICES, INC.


                                    By:     /s/  KAREN J. OHLIGER
                                            ------------------------------------
                                    Name:        Karen J. Ohliger
                                            ------------------------------------
                                    Title:       Treasurer
                                            ------------------------------------



                                    AGWAY GENERAL AGENCY, INC.
                                    COUNTRY BEST ADAMS, LLC


                                    By:     /s/  KAREN J. OHLIGER
                                            ------------------------------------
                                    Name:        Karen J. Ohliger
                                            ------------------------------------
                                    Title:       Asst. Treasurer
                                            ------------------------------------



                                    LENDERS

                                    COBANK, ACB


                                    By:      /s/   KENNETH E. HIDE
                                            ------------------------------------
                                    Name:          Kenneth E. Hide
                                            ------------------------------------
                                    Title:         Vice President
                                            ------------------------------------

                                    COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEN
                                      BANK B.A., "Rabobank Nederland"
                                      New York Branch


                                    By:      /s/ BETTY H. MILLS
                                            ------------------------------------
                                    Name:        Betty H. Mills
                                            ------------------------------------
                                    Title:       Executive Director
                                            ------------------------------------


                                    GMAC BUSINESS CREDIT, LLC


                                    By:      /s/   RAY ZILKE
                                            ------------------------------------
                                    Name:          Ray Zilke
                                            ------------------------------------
                                    Title:         Asst. Vice President
                                            ------------------------------------


                                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                                     Agent and Lender


                                    By:      /s/   PIETER SMIT
                                            ------------------------------------
                                    Name:          Pieter Smit
                                            ------------------------------------
                                    Title:  Its Duty Authorized Signatory

                                                                       EXHIBIT A
                                                                       ---------

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT
                                ----------------
                               FINANCIAL COVENANTS
                               -------------------

                  Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                 (a)  Maximum  Capital   Expenditures.   Borrowers  and  their
                      -------------------------------
Subsidiaries (excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

         Period                          Maximum Capital Expenditures per Period
         ------                          ---------------------------------------
December 23, 2000 through June 30, 2001             $ 12,000,000
Fiscal Year ending June 30, 2002                      17,000,000
Fiscal Year ending June 30, 2003                      13,100,000
June 30, 2003 through March 31, 2004                  12,000,000


                (b) Minimum  Fixed  Charge  Coverage Ratio.  Borrowers and their
                    --------------------------------------
Subsidiaries (excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended not less than the following:

         0.50x for the Fiscal Quarter ending September 30, 2002; 0.55x for the Fiscal Quarter ending December 31, 2002; 0.60x for the Fiscal Quarter ending March 31, 2003;
         0.65x for the Fiscal Quarter  ending June 30, 2003;
         0.65x for the Fiscal Quarter ending September 30, 2003; 0.65x for the Fiscal Quarter ending December 31, 2003; and 0.70x for the Fiscal Quarter ending March 31, 2004.

               (c)  Minimum  EBITDA  (Agway  Operations).  Borrowers  and  their
                    -----------------------------------
Subsidiaries (excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

             Period                                             EBITDA
             ------                                             -------
December 23, 2000 through June 30, 2001                      $16,000,000
December 23, 2000 through September 30, 2001                   3,400,000
December 23, 2000 through December 31, 2001                    8,300,000
March 31, 2002                                                14,600,000
June 30, 2002                                                 27,500,000
September 30, 2002                                            32,300,000
December 31, 2002                                             35,600,000
March 31, 2003                                                38,000,000
June 30, 2003                                                 41,000,000
September 30, 2003                                            40,800,000
December 31, 2003                                             41,800,000
March 31, 2004                                                44,300,000

               (d) Minimum EBITDA (Agriculture).  The Agway Agriculture Business
                   ---------------------------
Unit (as designated on the Agway Operations financial statements) on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

          Period                                               EBITDA
          ------                                               ------
December 23, 2000 through June 30, 2001                    $ 10,500,000
December 23, 2000 through September30, 2001                   4,200,000
December 23, 2000 through December 31, 2001                   1,600,000
March 31, 2002                                                5,000,000
June 30, 2002                                                 8,000,000
September 30, 2002                                           11,100,000
December 31, 2002                                            12,400,000
March 31, 2003                                               13,400,000
June 30, 2003                                                12,600,000
September 30, 2003                                           12,800,000
December 31, 2003                                            13,000,000
March 31, 2004                                               13,400,000


               (e) Minimum EBITDA (Country Products). The Agway Country Products
                   --------------------------------
Group Business Unit (as designated on the Agway Operations financial statements) on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

            Period                                             EBITDA
            ------                                            --------
December 23, 2000 through June 30, 2001                   $ (5,400,000)
December 23, 2000 through September 30, 2001                (6,300,000)
December 23, 2000 through December 31, 2001                 (5,300,000)
March 31, 2002                                              (3,700,000)
June 30, 2002                                                2,900,000
September 30, 2002                                           8,600,000
December 31, 2002                                            9,400,000
March 31, 2003                                               9,800,000
June 30, 2003                                               10,600,000
September 30, 2003                                          10,500,000
December 31, 2003                                           11,200,000
March 31, 2004                                              12,400,000


               (f) Minimum EBITDA  (Energy).  The Agway Energy Business Unit (as
                   ------------------------
designated on the Agway Operations financial statements on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

           Period                                              EBITDA
           ------                                              ------
December 23, 2000 through June 30, 2001                     $20,000,000
December 23, 2000 through September 30, 2001                 11,800,000
December 23, 2000 through December 31, 2001                  20,300,000
March 31, 2002                                               20,500,000
June 30, 2002                                                22,100,000
September 30, 2002                                           18,600,000
December 31, 2002                                            19,000,000
March 31, 2003                                               19,400,000
June 30, 2003                                                21,700,000
September 30, 2003                                           21,400,000
December 31, 2003                                            21,500,000
March 31, 2004                                               22,100,000


               (g) Minimum Senior Interest  Coverage Ratio.  Borrowers and their
                   ---------------------------------------
Subsidiaries (excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a Senior Interest Coverage Ratio for the 12-month period then ended (except for any period commencing December 23, 2000 and ending on or prior to December 31, 2001, which shall be for the periods described below) of not less than the following:

          3.0x for  the  period  of  two Fiscal Quarters commencing December 23,
          ----
          2000 and ending June 30, 2001
          .40x  for  the period of three Fiscal Quarters commencing December 23,
          ----
          2000 and ending September 30, 2001
          .80x for  the  period  of four Fiscal Quarters commencing December 23,
          ----
          2000 and ending December 31, 2001
          1.4x for the Fiscal  Quarter ending March 31, 2002 2.7x for the Fiscal
          ----
          Quarter ending  June 30,  2002
          4.0x  for the  Fiscal  Quarter  ending September 30, 2002 4.2x for the
          ----
          Fiscal Quarter ending December 31, 2002
          4.3x for the Fiscal Quarter  ending March 31, 2003 4.8x for the Fiscal
          ----
          Quarter  ending  June 30,  2003
          4.8x  for the  Fiscal  Quarter  ending September 30, 2003
          ----
          4.9x for the Fiscal Quarter ending December 31, 2003
          ----
          5.0x for the Fiscal Quarter ending March 31, 2004
          ----

               (h) Minimum Excess Availability. Borrowers and their Subsidiaries
                   ---------------------------
(excluding all Telmark Entities, Agway Insurance Company and all of their respective Subsidiaries) at all times shall have Borrowing Availability, after giving effect to Eligible Accounts, Eligible Deferred Accounts and Eligible Inventory of Borrowers supporting Revolving Credit Advances and all Letter of Credit Obligations (on a pro forma basis, with trade payables being paid in the ordinary course, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least Ten Million Dollars ($10,000,000).

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and

EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                                                                       EXHIBIT B
                                                                       ---------

Schedule 6.15
Accounting Periods

Agway Fiscal Month Ends - as of 7/1/01

March Quarter Ends

           3/31/01
           3/31/02
           3/31/03
           3/31/04

June Quarter Ends

           6/30/01
           6/30/02
           6/30/03

September Quarter Ends

           9/30/01
           9/30/02
           9/30/03

December Quarter Ends

           12/31/01
           12/31/02
           12/31/03

                                   SCHEDULE A
                                   ----------


         "Account  Debtor"  means any  Person who may  become  obligated  to any
          ---------------
Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "Accounts"  means all  "accounts," as such term is defined in the Code,
          --------
now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "Chattel  Paper"  means any  "chattel  paper," as such term is
                   --------------
defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

                  "Code" means the Uniform Commercial Code as the same may, from
                  ------
time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Documents"  means all "documents," as such term is defined in
                   ---------
the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Fixtures" means all "fixtures" as such term is defined in the
                   --------
Code, now owned or hereafter acquired by any CreditParty.

                  "General Intangibles" means all "general intangibles," as such
                   -------------------
term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Goods" means all "goods" as defined in the Code, now owned or
                   -----
hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "Instruments" means all "instruments," as such term is defined
                   -----------
in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Inventory"  means all "inventory," as such term is defined in
                   ---------
the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "Investment  Property" means all "investment property" as such
                   --------------------
term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "Proceeds"  means  "proceeds,"  as such term is defined in the
                   --------
Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                  "Equipment"  means all "equipment," as such term is defined in
                   ---------
the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                      FIRST AMENDMENT TO SECURITY AGREEMENT

         This FIRST AMENDMENT to Security Agreement (this "Amendment") is entered into as of this 14th day of September, 2001, by and among Agway, Inc., a Delaware corporation ("Agway") (successor by merger of Agway Holdings Inc., Agway Financial Corporation and Milford Fertilizer Company LLC), Feed Commodities International LLC, a limited liability company organized under the laws of the state of Delaware ("FCI"), Brubaker Agronomic Consulting Service LLC, a limited liability company organized under the laws of the state of Delaware ("BACS"), Agway General Agency, Inc. a New York corporation ("AGA"), Country Best Adams, LLC, a limited liability company organized under the laws of the state of Delaware ("CBA"), Country Best-Deberry LLC, a limited liability company organized under the laws of the state of Delaware ("CBD"), Agway Energy Products LLC, a limited liability company organized under the laws of the state of Delaware ("AEP"), Agway Energy Services-PA, Inc., a Delaware corporation ("AESPA"), and Agway Energy Services, Inc., a Delaware corporation ("AES"); (Agway, FCI, BACS, AGA, CBA, CBD, AEP, AESPA and AES are sometimes collectively referred to herein as "Grantors" and individually as a "Grantor") and General Electric Capital Corporation, a Delaware corporation, in its capacity as Agent for Lenders ("Agent").

         WHEREAS, pursuant to that certain Credit Agreement dated as of March 28, 2001, by and among Grantors, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have made Loans to, and incurred Letter of Credit Obligations on behalf of, the Grantors;

         WHEREAS, Grantors have entered into a Security Agreement with Agent dated as of March 28, 2001, whereby Grantors have granted Liens to Agent to secure payment of the obligations (the "Security Agreement");

         WHEREAS, Grantors and Agent have agreed to amend certain provisions of the Security Agreement on the terms and conditions, provided for herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in furtherance of the Grantors' duties to give further assurances to the Agent and Lenders pursuant to the terms of the Credit Agreement and the Security Agreement, the parties hereto agree as follows:

        1.  Amendments to Security Agreement.  The  Security Agreement is hereby
            --------------------------------
amended as of the Amendment Effective Date by:

               (a) amending Section 2(a) of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

               "(a) To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor's Obligations arising under the cross-guaranty provisions of Section 12 of the Credit Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

               (i)    all Accounts;

               (ii)   all Chattel Paper;

               (iii)  all Documents;

               (iv)   all Farm Products;

               (v) all General Intangibles (including payment intangibles and Software);

               (vi)   all  Goods  (including   Inventory,   all  Energy  Product
                      Inventory, Equipment and Fixtures);

               (vii)  all Instruments;

               (viii) all Investment Property;

               (ix) all Deposit Accounts, of any Grantor, including all Blocked Accounts, Concentration Accounts, depository accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

               (x)    all money, cash or cash equivalents of any Grantor;

               (xi) all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

               (xii)  any Commercial Tort Claims; and

               (xiii) to the extent not otherwise included,  all Proceeds,  tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (including insurance proceeds)."

               (b) amending Section 3(b) of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

                  "(b) Agent may at any time after a Default or an Event of Default has occurred and be continuing (or if any rights of set-off
         (other than set-off against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent."

               (c) amending Section 3(c) of the Security Agreement by inserting the phrase "and/or payment intangibles" after each reference to "Chattel Paper".

               (d) amending Section 4(a) of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

               "(a) Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances."

               (e) amending Section 4(c) of the Security Agreement by deleting the second sentence of such section in its entirety and inserting in lieu thereof the following new sentence to read as follows:

                  "Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business)."

               (f) amending Section 4(d) of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

                  "(d)  Schedule  II  hereto  lists all  Instruments,  Letter of
                        ------------
         Credit Rights and Chattel Paper of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper and Instruments as required by Section 5(b) hereof) has been duly taken.
         The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor."

               (g) amending Section 4(e) of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

                  "(e) Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, the location of each Grantor's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III-A, Schedule III-B, Schedule III-C, Schedule III-D, Schedule III-E, Schedule III-F, Schedule III-G,
         Schedule III-H and Schedule III-I, respectively, hereto. Each Grantor has only one state of incorporation or organization."

               (h) amending Section 5 of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

                "5.    COVENANTS.  Each Grantor covenants and agrees with Agent,
                       ---------
          for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

                           (a)   Further   Assurances:   Pledge  of Instruments;
                 Chattel Paper.

                                    (i) At any time and from time to time,  upon
                           the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly
                           execute  and   deliver  any  and  all  such   further
                           instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

                                    (ii) Unless Agent shall otherwise consent in
                           writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same other than the Instruments which shall remain in possession of Agway, Inc. pursuant to section 4 of the Pledge Agreement.

                                    (iii) Each Grantor shall, in accordance with
                           the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all such instances obtain signed acknowledgements of Agent's Liens from bailees having possession of any Grantor's Goods that they hold for the benefit of Agent.

                                    (iv) If  required by the terms of the Credit
                           Agreement and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

                                    (v) In accordance with Annex C to the Credit
                           Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

                                    (vi) Each  Grantor  that is or  becomes  the
                           beneficiary of a letter of credit that is not a Supporting Obligation shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank (which form of agreement will be provided by the Agent) with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent. Notwithstanding the foregoing, Borrowers shall only be required to utilize commercially reasonable efforts to obtain such tri-party agreement.

                                    (vii)  Each  Grantor  shall  take all  steps
                           necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

                                    (viii)  Each  Grantor   hereby   irrevocably
                           authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                                    (ix) Each Grantor shall promptly, and in any
                           event within two (2) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security
                           Agreement, granting to Agent a Lien in such commercial tort claim.

                           (b)  Maintenance of Records.  Grantors shall keep and
                                ----------------------
                  maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders."

                           (c)  Covenants   Regarding   Patent,   Trademark  and
                                ------------------------------------------------
                  Copyright Collateral.
                  --------------------
                                    (i) Grantors shall notify Agent  immediately
                           if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the operation of such Grantor's business may become abandoned, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                                    (ii)  Within  45 days  after the end of each
                           Fiscal Quarter, Grantors shall provide Agent a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

                                    (iii)   Grantors   shall  take  all  actions
                           necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) material to the operation of such Grantor's business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                                    (iv) In the  event  that any of the  Patent,
                           Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way
                           material   to  the   conduct  of  its   business   or
                           operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

                           (d)  Indemnification.  In  any  suit,  proceeding  or
                                ---------------
                  action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

                           (e)  Compliance  with Terms of Accounts,  etc. In all
                                ----------------------------------
                  material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

                           (f)  Limitation  on Liens on  Collateral.  No Grantor
                                -----------------------------------
                  will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

                           (g) Limitations on Disposition. No Grantor will sell,
                               --------------------------
                  license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

                           (h) Further  Identification  of Collateral.  Grantors
                               --------------------------------------
                  will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

                           (i) Notices.  Grantors will advise Agent promptly, in
                               -------
                  reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

                           (j) Good Standing  Certificates.  Not less frequently
                               ---------------------------
                  than once during each calendar quarter, each Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

                           (k)  No   Reincorporation.   Without   limiting   the
                                --------------------
                  prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

                           (l)  Terminations;  Amendments Not  Authorized.  Each
                                -----------------------------------------
                  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

                           (m)  Authorized Terminations.   Agent  will  promptly
                                -----------------------
                  deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 11.2(e) of the Credit Agreement."

               (i) amending Section 6 of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

                  "6.   AGENT'S APPOINTMENT AS ATTORNEY -IN- FACT.

                           On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent's interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES."

               (j) amending Section 7 of the Security Agreement by deleting such section in its entirety and inserting in lieu thereof the following new section to read as follows:

                   "7.   REMEDIES:  RIGHTS UPON DEFAULT.
                         ----------------------

                    (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind
         (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

                           If any Event of Default shall have occurred and be continued, each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys' fees and other expenses incurred by Agent or any Lender to collect such deficiency.

                           (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

                           (c) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this
         Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

                           (d) Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise."

               (k) amending Schedules II, III-A, III-B, III-C, III-D, III-E, III-F, III-G, III-H, III-I, III-J, III-K and III-L to the Security Agreement by deleting such Schedules in their entirety and inserting in lieu thereof the following new Schedules to read as set out on Schedules II, III-A, III-B, III-C, III-D, III-E, III-F, III-G, III-H and III-I attached hereto. Attached as Exhibit A hereto is a revised form Power of Attorney to be executed, notarized and delivered by each Grantor in connection herewith.

               2.  Effectiveness.  This Amendment  shall become  effective as of
                   -------------
September 14, 2001 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of Agent of each of the following conditions on or prior to September 19, 2001:

                      (a) Amendment. Agent shall have received ten (10) original
                          ---------
copies of this Amendment duly executed and delivered by Agent and each  Grantor.

                      (b) Representations and  Warranties.  The  representations
                          -------------------------------
and warranties of or on behalf of the Grantors in this Amendment shall be true and correct on and as of the Amendment Effective Date.

               3. Effect on Security  Agreement.  All  references  in the Credit
                  -----------------------------
Agreement and the other Loan Documents to the Security Agreement shall be deemed to refer to the Security Agreement as amended hereby. This Amendment does not evidence a termination of the granting of the Liens contained in the Security Agreement. The Liens granted pursuant to the Security Agreement as in effect prior to the date hereof shall remain in full force and effect and shall be continuing in all respects.

               4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF
                  -------------
THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

               5. Counterparts.  This Amendment may be executed in any number of
                  ------------
several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

                             AGWAY, INC. (SUCCESSOR BY MERGER TO AGWAY
                             HOLDINGS INC., AGWAY FINANCIAL CORPORATION AND MILFORD FERTILIZER COMPANY LLC)
                             FEED COMMODITIES INTERNATIONAL LLC
                             BRUBAKER AGRONOMIC CONSULTING SERVICE LLC,
                             COUNTRY BEST-DEBERRY LLC
                             AGWAY ENERGY PRODUCTS LLC
                             AGWAY ENERGY SERVICES-PA, INC.
                             AGWAY ENERGY SERVICES, INC.


                             By:  /s/ KAREN J. OHLIGER
                                 -----------------------------------------------
                             Name:    Karen J. Ohliger
                             Title:   Treasurer



                             AGWAY GENERAL AGENCY, INC.
                             COUNTRY BEST ADAMS, LLC


                             By:  /s/ KAREN J. OHLIGER
                                ------------------------------------------------
                             Name:    Karen J. Ohliger
                             Title:   Asst. Treasurer



                             GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT

                             By:  /s/  PIETER SMIT
                                ------------------------------------------------
                             Name:     Peter Smit
                                  ----------------------------------------------
                             Title:   Its Duly Authorized Signatory


                                PLEDGE AMENDMENT


          This Pledge Amendment, dated September 14, 2001 is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined termS herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments, shares and limited liability company interests pledged prior to this Pledge Amendment and as to the promissory notes, instruments, shares and limited liability company interests pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated March 28, 2001, between undersigned, as one of the Pledgors, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares, Pledged Interests and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments shares or limited liability company interests not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor or to any other Person or otherwise used as security for any obligations other than the Secured Obligations.


                                                AGWAY, INC (SUCCESSOR BY MERGER
                                                -------------------------------
                                                TO AGWAY HOLDINGS INC.)
                                                ----------------------


                                                BY:/S/ Karen J. Ohliger
                                                   ----------------------------
                                                NAME:  Karen J. Ohliger
                                                     --------------------------
                                                TITLE: Treasurer
                                                      -------------------------

                                PLEDGED INTERESTS
                               -----------------

Name and                                   Description of            Description of
Address of Pledgor       Pledged Entity    Pledged Interests         Operating Agreements
------------------       --------------    -----------------         --------------------
Agway, Inc.              Telmark LLC       100% Membership           Limited Liability Company
333 Butternut Drive                        Interest (Membership      Agreement of Telmark LLC,
Dewitt, New York  13214                    Certificate No. 2 for --  dated as of July 1, 1998
                                           Units)

                           ACKNOWLEDGMENT AND CONSENT
                           --------------------------

General Electric Capital Corporation,
   as Agent
800 Connecticut Avenue, Two North
Norwalk, Connecticut 06854
Attn: Agway - Account Manager


                  Telmark LLC ("Company") hereby (i) acknowledges receipt of a fully executed copy of the Pledge Agreement, dated as of March 28, 2001, as amended by the Pledge Amendment dated as of September 14, 2001 (the "Agreement"; capitalized terms used herein without definition have the meanings provided therein), made by Agway, Inc., Agway Financial Corporation, Agway Holdings Inc., Feed Commodities International LLC, Milford Fertilizer Company LLC, Brubaker Agronomic Consulting Service LLC, Agway General Agency, Inc., Country Best Adams, LLC, Country Best-DeBerry LLC, Agway Energy Products LLC, Agway Energy Services-PA, Inc., and Agway Energy Services, Inc. (collectively, the "Pledgors") in favor of General Electric Capital Corporation, as Agent ("Agent"); (ii) consents and agrees to the pledge by Pledgors of the Pledged Collateral pursuant to the Agreement and to all of the other terms and provisions of the Agreement; (iii) agrees to comply with all instructions received by it from Agent without further consent by Pledgors; (iv) irrevocably waives any breach or default under the Limited Liability Company Agreement as a result of the execution, delivery and performance by Pledgors and Agent of the Agreement; (v) advises Pledgors and Agent that a pledge of the Pledged Interests set forth on the Pledge Amendment dated as of September 14, 2001 to the Agreement has been registered on the books of Company and in the name of the Agent and agrees to so register any additional Pledged Interests; (vi) represents and warrants that, except for the pledge in favor of Agent, there are no liens, restrictions or adverse claims to which the Pledged Collateral is or may be subject as of the date hereof; (vii) except with the prior written consent of Agent, agrees not to admit any new Members to Company; and (viii) consents and agrees to any transfer of the Pledged Collateral pursuant to
Section 8 of the Agreement.

                  IN  WITNESS  WHEREOF,   a  duly  authorized   officer  of  the
undersigned has executed and delivered this Acknowledgment and Consent as of this 14th day of September, 2001.

                                           TELMARK LLC


                                           By:     JENNIFER L. HICKS
                                              ----------------------------------
                                           Name:   Jennifer L. Hicks
                                           Title:  Secretary & Treasurer

September 14, 2001

General Electric Capital Corporation
800 Connecticut Avenue, Two North
Norwalk, Connecticut 06854
Attention:  Agway Account Manager

Re: Credit Agreement, dated as of March 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among General Electric Capital Corporation, as Agent and Lender (the "Agent"), Agway, Inc., Agway Holdings Inc., Agway Financial Corporation, Feed Commodities International LLC, Milford Fertilizer Company LLC, Brubaker Agronomic Consulting Service LLC, Agway General Agency, Inc., Country Best Adams, LLC, Country Best-DeBerry LLC, Agway Energy Products LLC, Agway Energy Services-PA, Inc., and Agway Energy Services, Inc., as borrowers (the "Borrowers"), and the lenders signatory thereto from time to time

Ladies and Gentlemen:

                  This letter, when accepted by you, will reflect our agreement with respect to (i) a representation and warranty and (ii) a certain negative covenant regarding the Telmark Entities. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

                  Telmark LLC represents and warrants to Agent and each Lender that none of the stock of the Telmark Entities is subject to any Liens or encumbrances, and there are no facts, circumstances or conditions known to Telmark LLC that may result in any Liens or encumbrances against such Stock. Telmark LLC hereby covenants and agrees that it shall not create, incur, assume or permit to exist any lien on or with respect to the Stock of the Telmark Entities.

                  This letter may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

General Electric Capital Corporation
September 14,2001

Page 2




                  Please indicate your consent to the terms and conditions of this letter by signing in the space provided below, whereupon this letter shall become an agreement among the parties to be governed by and construed in accordance with the laws of the State of New York.

                                      Very truly yours,

                                      TELMARK LLC

                                      By:      JENNIFER L. HICKS
                                          --------------------------------
                                      Name:    Jennifer L. Hicks
                                      Title:   Secretary & Treasurer

Accepted and Agreed to:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:    PIETER SMIT
   ---------------------------
Name:  Pieter Smit
Its: Duly Authorized Signatory

[For 13 Directors]

                       DIRECTOR DEFERRED PAYMENT AGREEMENT


           AGREEMENT made this       day of               ,  2000, between AGWAY
                               -----        -------------

INC., a Delaware  corporation,  with its principal  office in De Witt,  New York
(hereinafter called "AGWAY"), and                                    residing at
                                  ----------------------------------

--------------------------------------------------------------------------------
(hereinafter called "Director").

                                    RECITALS:

           A.    AGWAY has established a deferred payment program for Directors.

           B. Director desires to participate in the program upon the following terms and conditions.

                                   WITNESSETH:

           For good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

           1.        Director hereby designates (check one)

                             % of  retainer (or  $           of  retainer)  only
                     ---  ---                    -----------
                               %  of per diem and all other  payments other than
                     ---    ---
                     expense reimbursements (or  $           of per diem and all
                                                  ----------
                     other  payments  other  than expense reimbursements)  only
                             % of  both  retainer  and  per  diem  and all other
                     ---  ----
                     payments other than expense reimbursements (or $         of
                                                                     ---------
                     both retainer and per diem)
for the period beginning January 1, 2001 and ending December 31, 2001 be credited to Director's Reserve Account.

           2. AGWAY shall maintain in its accounting records a separate account (herein called "Director's Reserve Account") for each Director electing deferral of any amount under this agreement and shall credit to the Director's Reserve Account the item or items designated by Director in Section 1 above. The Director's Reserve Account shall also be credited at the close of each calendar quarter with an amount computed by applying the average cost-of-debt percentage as hereinafter defined to the total average accumulated credit of the Director's Reserve Account. "Average cost-of-debt" as used in this agreement shall mean the average cost to AGWAY of the debt employed by AGWAY during each calendar quarter in the conduct of AGWAY's business, and this average cost-of- debt shall be determined by the Treasurer of AGWAY.

           3. AGWAY and Director hereby agree that payment from the Director's Reserve Account shall begin on the first January 1 or July 1 that follows the 15 month anniversary of the Director's attainment of age fifty-five (55) or the date on which Director's service as Director of AGWAY terminates, whichever is earlier.

This agreement by the Director shall be irrevocable; provided, however, that at least twelve (12) months prior to January 1 or July 1 described above, the Director may request, by notice in writing to Agway, that the commencement of payments be deferred to a specified January 1 or July 1 date later than that on which commencement was previously scheduled. Whether to approve such a request shall be within the discretion of the Chief Financial Officer of AGWAY, or his/her designee. Approval of such a request shall be in writing. After approval, Director shall have no right to payment at any date earlier than that specified in the written approval. In any event, payments shall commence not later than the

January following the calendar year when Director reaches age seventy (70). AGWAY may impose a thirty (30) day waiting period before the first payment is made.

           4. Payment will be either (a) a lump sum payment of the entire balance in the Director's Reserve Account; or (b) in an amount determined by multiplying the balance in the Director's Reserve Account at the beginning of each calendar year during which a payment is to be made by a fraction, the numerator of which is one (1) and the denominator of which will be the number of years remaining during which the Director's Reserve Account will be paid to Director. The payment election must be made at least twelve (12) months prior to the commencement of payment in writing to the chief financial officer of AGWAY, or his/her designee, to have the payments made:
                                (A) over 3 years;
                                (B) over 5 years;
                                (C) over 10 years;
                                (D) over 15 years; or
                                (E) over 20 years.

If a timely election is not made, the entire balance in Director's Reserve Account will be paid in a single lump sum.

If the initial annual payment computed for the applicable payment period described above would be less than ten thousand dollars ($10,000), then, notwithstanding the prior provisions of this Section, AGWAY may make payment (at the sole discretion of AGWAY) either in one (1) lump sum or in annual installments over the longest period resulting in an initial annual payment of at least ten thousand dollars ($10,000).

           5. Upon furnishing AGWAY with proper evidence of financial hardship, Director may request a withdrawal of all or part of the balance in the Director's Reserve Account. Whether to approve such a request shall be within the discretion of the Chief Financial Officer of AGWAY, or his/her designee. Approval of such a request shall be in writing.

           6. In the event of Director's death, either before or after the payments to Director have begun, the amount payable, as provided in Section 4 above, shall be paid to the beneficiary or beneficiaries designated by Director in the most recent notice in writing to AGWAY in installments computed in the same manner as if Director was still living. If no beneficiary has been designated, the amount payable, as provided in Section 4 above, shall be paid in installments computed in the same manner as if Director was still living to Director's estate or, at the sole discretion of AGWAY, the remaining balance in the Director's Reserve Account may be paid in a lump sum to Director's estate. In the event that after payments have commenced to the beneficiary or to the beneficiaries designated by Director the sole beneficiary dies or all beneficiaries die, then, any remaining balance in the Director's Reserve Account will be paid in a lump sum to the sole beneficiary's estate or to the beneficiaries' estates. In the absence of clear written instructions to the contrary, a designation of multiple beneficiaries will be deemed to provide for payment to the designated beneficiaries in equal shares, and for the payment to Director's estate of the share of any beneficiary who predeceases Director. In the event of Director's death before the payments to Director have begun, the payments will commence on the January 1 or July 1, next following the date of Director's death.

           7. Director agrees that AGWAY's liability to make any payment as provided in this agreement shall be contingent upon Director's:

               (a) being available to AGWAY for consultation and advice after termination of service as a director of AGWAY, unless Director is disabled or deceased; and

               (b) retaining unencumbered any interest or benefit under this agreement.

                If  Director  fails  to  fulfill  any  one  or  more  of   these
contingencies, AGWAY's obligation under this agreement may be terminated by AGWAY as to Director.

            8. Director also agrees that AGWAY's obligations to make deferred payments under this agreement are merely contractual; and that AGWAY is the outright beneficial owner of, and does not hold for Director as trustee or otherwise, the amounts credited to Director's Reserve Account; and that such amounts are subject to the rights of AGWAY's creditors in the same manner and to the same extent as all assets owned by AGWAY.

            9. Neither Director nor Director's beneficiary/ies shall have the right to encumber, commute, borrow against, dispose of or assign the right to receive payments under this agreement.

            IN WITNESS WHEREOF, AGWAY and Director have duly executed this agreement the day and year first above written.

                                         AGWAY INC.


                                  By: /s/
                                      -----------------------
                                           Secretary


                                  By: /s/
                                      -----------------------
                                          (Director)

                                 * * * * * * * *

                         DESIGNATION OF BENEFICIARY/IES


Pursuant to the provisions of this Deferred Payment Agreement, I hereby designate as my beneficiary/ies hereunder:



--------------------------------------------------------------------------------
                          (Name of beneficiary/ies)


This designation is also effective with respect to any and all amounts of deferred compensation accrued for my benefit under any and all Deferred Payment Agreements executed by me in previous years.


                                                  /s/
                                                  ------------------------------
                                                         (Director)

Date:                , 2000
      ---------------

[For 2 Board officers]

                       DIRECTOR DEFERRED PAYMENT AGREEMENT

           AGREEMENT  made this      day of              ,  2000,  between AGWAY
                                ---         -------------
INC., a Delaware  corporation,  with its principal  office in De Witt,  New York
(hereinafter   called   "AGWAY"),   and                            residing   at
                                          ---------------------
                                                            (hereinafter  called
----------------------------------------------------------
"Director").

                                    RECITALS:

           A.   AGWAY  has established a deferred payment program for Directors.

           B. Director desires to participate in the program upon the following terms and conditions.

                                   WITNESSETH:

           For good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

           1.  Director  hereby  designates      %  (or  $         )  of  annual
                                             ----         ---------
retainer for the period beginning January 1, 2001 and ending December 31, 2001 be credited to Director's Reserve Account.

           2. AGWAY shall maintain in its accounting records a separate account (herein called "Director's Reserve Account") for each Director electing deferral of any amount under this agreement and shall credit to the Director's Reserve Account the amount designated by Director in Section 1 above. The Director's Reserve Account shall also be credited at the close of each calendar quarter with an amount computed by applying the average cost-of-debt percentage as hereinafter defined to the total average accumulated credit of the Director's Reserve Account. "Average cost-of-debt" as used in this agreement shall mean the average cost to AGWAY of the debt employed by AGWAY during each calendar quarter in the conduct of AGWAY's business, and this average cost-of- debt shall be determined by the Treasurer of AGWAY.

           3. AGWAY and Director hereby agree that payment from the Director's Reserve Account shall begin on the first January 1 or July 1 that follows the 15 month anniversary of the Director's attainment of age fifty-five (55) or the date on which Director's service as Director of AGWAY terminates, whichever is earlier.

This agreement by the Director shall be irrevocable; provided, however, that at least twelve (12) months prior to January 1 or July 1 described above, the Director may request, by notice in writing to Agway, that the commencement of payments be deferred to a specified January 1 or July 1 date later than that on which commencement was previously scheduled. Whether to approve such a request shall be within the discretion of the Chief Financial Officer of AGWAY, or his/her designee. Approval of such a request shall be in writing. After approval, Director shall have no right to payment at any date earlier than that specified in the written approval. In any event, payments shall commence not later than the January following the calendar year when Director reaches age seventy (70). AGWAY may impose a thirty (30) day waiting period before the first payment is made.

           4. Payment will be either (a) a lump sum payment of the entire balance in the Director's Reserve Account; or (b) in an amount determined by multiplying the balance in the Director's Reserve Account at the beginning of each calendar year during which a payment is to be made by a fraction, the numerator of which is one (1) and the denominator of which will be the number of years remaining during which the Director's Reserve Account will be paid to Director. The payment election must be made at least twelve (12) months prior to the commencement of payment in writing to the chief financial officer of AGWAY, or his/her designee, to have the payments made:
                                (A) over 3 years;
                                (B) over 5 years;
                                (C) over 10 years;
                                (D) over 15 years; or
                                (E) over 20 years.

If a timely election is not made, the entire balance in Director's Reserve Account will be paid in a single lump sum.

If the initial annual payment computed for the applicable payment period described above would be less than ten thousand dollars ($10,000), then, notwithstanding the prior provisions of this Section, AGWAY may make payment (at the sole discretion of AGWAY) either in one (1) lump sum or in annual installments over the longest period resulting in an initial annual payment of at least ten thousand dollars ($10,000).

           5. Upon furnishing AGWAY with proper evidence of financial hardship, Director may request a withdrawal of all or part of the balance in the Director's Reserve Account. Whether to approve such a request shall be within the discretion of the Chief Financial Officer of AGWAY, or his/her designee. Approval of such a request shall be in writing.

           6. In the event of Director's death, either before or after the payments to Director have begun, the amount payable, as provided in Section 4 above, shall be paid to the beneficiary or beneficiaries designated by Director in the most recent notice in writing to AGWAY in installments computed in the same manner as if Director was still living. If no beneficiary has been designated, the amount payable, as provided in Section 4 above, shall be paid in installments computed in the same manner as if Director was still living to Director's estate or, at the sole discretion of AGWAY, the remaining balance in the Director's Reserve Account may be paid in a lump sum to Director's estate. In the event that after payments have commenced to the beneficiary or to the beneficiaries designated by Director the sole beneficiary dies or all beneficiaries die, then, any remaining balance in the Director's Reserve Account will be paid in a lump sum to the sole beneficiary's estate or to the beneficiaries' estates. In the absence of clear written instructions to the contrary, a designation of multiple beneficiaries will be deemed to provide for payment to the designated beneficiaries in equal shares, and for the payment to Director's estate of the share of any beneficiary who predeceases Director. In the event of Director's death before the payments to Director have begun, the payments will commence on the January 1 or July 1, next following the date of Director's death.

           7. Director agrees that AGWAY's liability to make any payment as provided in this agreement shall be contingent upon Director's:

              (a) being available to AGWAY for consultation and advice after termination of service as a director of AGWAY, unless Director is disabled or deceased; and

              (b) retaining unencumbered any interest or benefit under this agreement.

           If Director fails to fulfill any one or more of these contingencies, AGWAY's obligation under this agreement may be terminated by AGWAY as to Director.

           8. Director also agrees that AGWAY's obligations to make deferred payments under this agreement are merely contractual; and that AGWAY is the outright beneficial owner of, and does not hold for Director as trustee or otherwise, the amounts credited to Director's Reserve Account; and that such amounts are subject to the rights of AGWAY's creditors in the same manner and to the same extent as all assets owned by AGWAY.

           9. Neither Director nor Director's beneficiary/ies shall have the right to encumber, commute, borrow against, dispose of or assign the right to receive payments under this agreement.

           IN WITNESS WHEREOF, AGWAY and Director have duly executed this agreement the day and year first above written.

                                   AGWAY INC.


                                   By: /s/
                                       -----------------------
                                            Secretary

                                       /s/
                                       -----------------------
                                           (Director)

                                 * * * * * * * *

                         DESIGNATION OF BENEFICIARY/IES

Pursuant to the provisions of this Deferred Payment Agreement, I hereby designate as my beneficiary/ies hereunder:

--------------------------------------------------------------------------------
                            (Name of beneficiary/ies)


This designation is also effective with respect to any and all amounts of deferred compensation accrued for my benefit under any and all Deferred Payment Agreements executed by me in previous years.

                                              /s/
                                             -----------------------------------
                                                         (Director)


Date:               , 2000
      -------------